Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of February 26, 2020, is entered into by and between VERIFYME, INC., a Nevada corporation, (the “Company”) and each of the persons or entities who executes a signature page hereof, together with all other persons or entities who may become a party to this Agreement by executing and delivering to the Company a joinder in substantially the form as Exhibit B (the “Joinder”) hereto subsequent to the original execution and delivery of this Agreement (each referred to as a “Buyer” and, collectively, the “Buyers”).

WITNESSETH:

WHEREAS, the Company and each Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act” or, the “Securities Act”), and/or Section 4(a)(2) of the 1933 Act; and

WHEREAS, the Buyers wish to purchase from the Company, and the Company wishes to sell to the Buyers, upon the terms and subject to the conditions of this Agreement, securities consisting of the Company’s senior secured convertible debentures (the “Debentures”), each of which are in the form of Exhibit A hereto, which will be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in the aggregate principal amount of a minimum of Nine Hundred Thousand and 00/100 Dollars ($900,000.00) (the “Minimum Offering Amount”) up to a maximum of Two Million and 00/100 Dollars ($2,000,000.00), (the “Maximum Offering Amount”), and three year warrants (the “Warrants”) to purchase up to 25,000,000 shares of the Common Stock at an exercise price of $0.15 per share, substantially in the form attached hereto as Exhibit E, all upon the terms and subject to the conditions of this Agreement, the Debentures, the Warrants, and other related documents;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            DEFINITIONS; AGREEMENT TO PURCHASE.

a.	Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

1)	“Affiliate” means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

2)	“Certificates” means certificates representing the Conversion Shares issuable hereunder, each duly executed on behalf of the Company and issued hereunder.

3)	“Closing” has the meaning set forth in Section 1(b)(ii).

4)	“Closing Date” means the date on which Closings are held, which are the Initial Closing Date and each Subsequent Closing Date.

5)	“Common Stock” shall have the meaning ascribed to such term in the Recitals.

6)	“Conversion Amount” shall mean the Conversion Amount as defined in the Debentures.

7)	“Conversion Price” means the Conversion Price as defined in the Debentures.

8)	“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Debentures.

9)	“DWAC Operational” means that the Common Stock is eligible for clearing through the Depository Trust Company (“DTC”) via the DTC’s Deposit Withdrawal Agent Commission or “DWAC” system and active and in good standing for DWAC issuance by the Transfer Agent (as defined herein).

10)	“Dollars” or “$” means United States Dollars.

11)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

12)	“Initial Closing Date” shall have the meaning ascribed to such term in Section 6(a).

13)	“Resolutions” has the meaning set forth in Section 8(h).

14)	“Market Price of the Common Stock” means (x) the closing bid price of the Common Stock for the period indicated in the relevant provision hereof (unless a different relevant period is specified in the relevant provision), as reported by Bloomberg, LP or, if not so reported, as reported on the OTCQB, OTCQX or OTC Pink or (y) if the Common Stock is listed on a stock exchange, the closing price on such exchange, as reported by Bloomberg, LP.

15)	“Material Adverse Effect” means a material adverse effect on the (i) business, operations or condition (financial or otherwise) or results of operation of the Company and its subsidiaries taken as a whole; or (ii) Company’s ability to perform in any material respect on a timely basis its obligations under the Transaction Documents. Without limiting the generality of the foregoing, the occurrence of any of the following shall be considered a Material Adverse Effect: (i) any final money, judgment, writ or warrant of attachment, or similar process (including an arbitral determination) in excess of One Hundred Thousand Dollars ($100,000) shall be entered or filed against the Company (including, in any event, products liability claims against the Company), (ii) the suspension or withdrawal of any governmental authority or permit pertaining to a material amount of the Company’s products or services, and/or (iii) the loss of and inability to replace any material insurance coverage (including, in any case, comprehensive general liability coverage, products liability coverage or directors and officers coverage, in each case in effect at the time of execution and delivery of this Agreement).

16)	“Minimum Closing Purchase Price” shall mean the greater of $900,000.00 or the aggregate face amount of Debentures for which the Company has received signed Agreements as of the Initial Closing Date.

17)	“Notice of Conversion” means a signed notice executed and delivered by a Buyer indicating an intent to exercise the conversion of the Debenture.

18)	“Person” means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

19)	“Purchase Price” means the price that the Buyers pay for the Debentures at each respective Closing, which shall be the face amount of the applicable Debenture.

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20)	“Registration Statement” shall mean any registration statement filed or contemplated to be filed by the Company with the SEC under the Securities Act.

21)	“Restricted Stock” shall mean shares of Common Stock which are not freely trading shares when issued.

22)	“Securities” means the Debentures, the Warrants, and the Shares (as defined in this Agreement).

23)	“Security Agreement” has the meaning set forth in Section 1(b)(iii).

24)	“Shares” means the Conversion Shares.

25)	“Subsequent Closing Date” shall have the meaning ascribed to such term in Section 6(b).

26)	“Transaction Documents” means, collectively, this Agreement, the Debentures, the Resolutions, the Security Agreement, the Warrant and the other agreements, documents and instruments contemplated hereby or thereby.

27)	“Transfer Agent” shall have the meaning ascribed to such term in Section 4(a).

28)	Reserved.

29)	“Warrant” shall have the meaning ascribed to such term in the Recitals.

30)	“Warrant Shares” means the shares that may be issued upon exercise of the Warrants.

b.       Purchase and Sale of Debentures and Warrant.

(i)       Each Buyer agrees to purchase from the Company, and the Company agrees to sell to each Buyer, the Debentures in the amount set forth on the signature page executed by such Buyer, and the Warrants, on the terms and conditions set forth below in this Agreement and the other Transaction Documents.

(ii)       Subject to the terms and conditions of this Agreement and the other Transaction Documents, the Buyer will purchase the Debentures at certain closings (each, a “Closing”) to be held on certain respective Closing Dates as set forth herein.

(iii)       Repayment of the Debentures shall be secured by a pledge by the Company of all of the assets of the Company pursuant to a Security Agreement upon mutually acceptable terms (the “Security Agreement”). The Security Agreement will provide that the approval of the holders of a majority of the outstanding principal amount of the Debentures shall be required to take any action on behalf of the Buyers with respect to the Security Agreement.

2.       BUYER’S REPRESENTATIONS, WARRANTIES, ETC.

Each Buyer, on behalf of itself only, represents and warrants to, and covenants and agrees with, the Company as follows:

a.       Investment Purpose. Without limiting the Buyer’s right to sell the Shares pursuant to a Registration Statement or an applicable exemption under the 1933 Act, Buyer is purchasing the Debentures, and will be acquiring the Conversion Shares, and is acquiring the Warrants and any Warrant Shares thereunder, for its own account for investment purposes only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof. The Buyer is purchasing the Debentures and the Warrants in the ordinary course of its business.

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b.       Accredited Investor Status. Buyer is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement, the Transaction Documents, and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

c.       Subsequent Offers and Sales. Buyer understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state law. All subsequent offers and sales of the Securities by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration and compliance with applicable states’ securities laws.

d.       Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

e.       Information. Buyer and its advisors have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer. Buyer and its advisors have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, Buyer has also had the opportunity to obtain and to review the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019.

f.       Investment Risk. Buyer understands that its investment in the Securities constitutes high risk investment and involves a high degree of risk, including the risk of loss of the Buyer’s entire investment.

g.       Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

h.       Organization; Authorization. Buyer, if an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Buyer has full right and power to enter into and consummate the transactions contemplated by the Transaction Documents. This Agreement and the other Transaction Documents have been duly and validly authorized, executed and delivered on behalf of the Buyer and create a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.

i.       Residency. The state in which any offer to sell Securities hereunder was made to or accepted by the Buyer is the state shown as the Buyer’s address contained herein, and Buyer is a resident of such state only.

3.       COMPANY REPRESENTATIONS AND WARRANTIES, ETC.

The Company represents and warrants to the Buyer that:

a.       Concerning the Debentures and the Shares. There are no preemptive rights of any stockholder of the Company to acquire the Debentures or the Shares.

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b.       Organization; Subsidiaries; Reporting Company Status.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate or other power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. The Company has no wholly-owned or majority-owned subsidiaries. The Common Stock is listed and traded on the OTCQB (trading symbol: VRME). The Company has received no notice, either oral or written, from FINRA, the SEC, or any other organization, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing. The Company is an operating company in that, among other things (A) it primarily engages, wholly or substantially, directly or indirectly through a majority owned subsidiary or subsidiaries, in the production or sale, or the research or development, of a product or service other than the investment of capital, (B) it is not an individual or sole proprietorship, (C) it is not an entity with no specific business plan or purpose and its business plan is not to engage in a merger or acquisition with an unidentified company or companies or other entity or person, and (D) it intends to use the proceeds from the sale of the Debentures solely for the operation of the Company’s business and uses other than personal, family, or household purposes.

c.       Authorized Shares.  The Company’s SEC Documents (as defined in this Agreement) set forth all capital stock and derivative securities of the Company that are authorized for issuance and that are issued and outstanding. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares. The Shares and the Warrant Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Debentures, or, in the case of the Warrant Shares, when issued upon exercise of the Warrant, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. At all times, the Company shall keep available and reserved for issuance to the holders of the Debentures and the Warrants shares of Common Stock duly authorized for issuance against the Debentures and pursuant to the Warrants. As of the effective date of this Agreement, other than as reflected in the SEC Documents of the Company and except as set forth on Schedule 3(c), (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities.

d.       Authorization. This Agreement, the issuance of the Debentures (including without limitation the incurrence of indebtedness thereunder), the issuance of the Conversion Shares under the Debentures, the issuance of the Warrants and the Warrant Shares thereunder, and the other transactions contemplated by the Transaction Documents, have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company. Each of the Transaction Documents, when executed and delivered by the Company, are and will be, valid, legal and binding agreements of the Company, enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally.

e.       Non-contravention. The execution and delivery of the Transaction Documents, the issuance of the Securities and the consummation by the Company of the other transactions contemplated by this Agreement and the Debentures (including without limitation the incurrence of indebtedness thereunder) do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock (if applicable), except as herein set forth or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the triggering of any anti-dilution rights, rights of first refusal or first offer on the part of holders of the Company’s securities, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, unless such conflict, breach or default would not have a Material Adverse Effect.

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f.       Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the entering into and performing this Agreement and the other Transaction Documents (including without limitation the issuance and sale of the Securities to the Buyer as contemplated by this Agreement) except such authorizations, approvals and consents that have been obtained, or such authorizations, approvals and consents, the failure of which to obtain would not have a Material Adverse Effect.

g.       SEC Documents; Rule 144 Status. None of the SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). Except as disclosed to the Buyer in writing, the Company is not aware of any event occurring on or prior to the execution and delivery of this Agreement that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after such time. The Company satisfies the requirements of Rule 144(i)(2), and the Company shall continue to satisfy all applicable requirements of Rule 144 promulgated under the 1933 Act (“Rule 144”) (or any successor thereto) for so long as any Securities are outstanding and not registered pursuant to an effective Registration Statement filed with the SEC.

h.       Absence of Certain Changes. Since September 30, 2019, when viewed from the perspective of the Company, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company (including, without limitation, a change or development which constitutes, or with the passage of time is reasonably likely to become, a Material Adverse Effect), except as disclosed in the SEC Documents. Since September 30, 2019, except as provided in the SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) other than the senior secured debentures to be repaid in connection with this offering, discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

i.       Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the SEC Documents) that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a Material Adverse Effect, (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to the Transaction Documents, or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Buyer in the Transaction Documents.

j.       Absence of Litigation. Except as described in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Documents. The Company is not a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could reasonably be expected to have a Material Adverse Effect.

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k.       Absence of Liens. The Company’s assets are not encumbered by any liens or mortgages except as described in the SEC Documents.

l.       Absence of Events of Default. No event of default (or its equivalent term), as defined in the respective agreement, indenture, mortgage, deed of trust or other instrument, to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an event of default (or its equivalent term) (as so defined in such document), has occurred and is continuing, which would have a Material Adverse Effect.

m.       No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the SEC Documents or those incurred in the ordinary course of the Company’s business since September 30, 2019, and which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. Except with respect to a proposal for an increase in the Company’s authorized Common Stock, there are no proposals currently under consideration or currently anticipated to be under consideration by the board of directors or the executive officers of the Company which proposal would (x) change the articles of incorporation, by-laws or any other charter document of the Company, each as currently in effect, with or without stockholder approval, which change would reduce or otherwise adversely affect the rights and powers of the stockholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company.

n.       No Integrated Offering. Neither the Company nor any of its Affiliates nor any Person acting on its or their behalf has, directly or indirectly, at any time during the six month period immediately prior to the date of this Agreement made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Securities as contemplated hereby. Neither the Company nor any of its Affiliates nor any Person acting on its or their behalf has, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Buyer. The issuance of the Securities to the Buyer will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

o.       Reserved.

p.       Regulatory Permits. The Company has all such permits, easements, consents, licenses, franchises and other governmental and regulatory authorizations from all appropriate federal, state, local or other public authorities (“Permits”) as are necessary to own and lease its properties and conduct its businesses in all material respects in the manner described in the SEC Documents and as currently being conducted. All such Permits are in full force and effect and the Company has fulfilled and performed all of its material obligations with respect to such Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or will result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be disclosed in the SEC Documents. Such Permits contain no restrictions that would materially impair the ability of the Company to conduct businesses in the manner consistent with its past practices. The Company has not received notice or otherwise has knowledge of any proceeding or action relating to the revocation or modification of any such Permit.

q.       Residency. The state in which any offer to sell Securities hereunder was made or accepted by the Seller is the state shown as the Seller’s address contained herein.

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r.       Hazardous Materials. The Company is in compliance with all applicable Environmental Laws in all respects except where the failure to comply does not have and could not reasonably be expected to have a Material Adverse Effect. For purposes of the foregoing:

“Environmental Laws” means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other “Superfund” or “Superlien” law or any other applicable federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, the environment or any Hazardous Material.

“Hazardous Material” means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

s.       Independent Public Accountants. The Company’s auditor is an independent registered public accounting firm with respect to the Company, as required by the 1933 Act, the Exchange Act and the rules and regulations promulgated thereunder.

t.       Internal Accounting Controls. Except as disclosed in the SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

u.       Brokers. Except with respect to Carter, Terry & Company, and Scarsdale and Emerging Growth Equity Ltd., each a registered broker-dealer, no Person (other than the Buyer and its principals, employees and agents) is entitled to receive any consideration from the Company or the Buyer arising from any finder’s agreement, brokerage agreement or other agreement to which the Company is a party in connection with the transactions contemplated by the Transaction Documents.

v.        DWAC Operational; DRS. The Company is currently and shall remain DWAC Operational and eligible for DRS.

4.       CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a.       Transfer Restrictions. The parties acknowledge and agree that (1) the Securities, including the Debentures and the Shares, have not been registered under the provisions of the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) beginning six (6) months after the Initial Closing Date, the Company shall, at its sole cost and expense, deliver to its transfer agent and registrar for the Common Stock (the “Transfer Agent”) a written opinion of the Company’s counsel in favor of the Buyers (only to the extent the Buyer has signed a standard representation letter addressed to the Company’s counsel, in form, scope and substance acceptable to the Company’s counsel) and the Transfer Agent, reasonably satisfactory in form, scope and substance to the Transfer Agent, to the effect that a contemporaneously requested transfer of Securities does not require registration under the 1933 Act, pursuant to the 1933 Act, Rule 144 or other regulations promulgated under the 1933 Act.

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b.       Restrictive Legend. The Buyer acknowledges and agrees that the Warrants, Warrant Shares, the Debentures, and, until such time as the Shares have been registered under the 1933 Act as contemplated hereby and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

c.        Securities Filings. The Company undertakes and agrees to make all necessary filings (including, without limitation, a Form D) in connection with the sale of the Securities to the Buyer required under any United States laws and regulations applicable to the Company (including without limitation state “blue sky” laws), or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

d.       Registration Rights. Promptly following the final Closing Date but no later than sixty (60) days after the final Closing Date (the “Filing Deadline”), the Company shall prepare and file with the SEC one registration statement on Form S-1 (the “Registration Statement”) covering the resale of the shares of the Company’s Common Stock underlying the Debentures and Warrants (together the “Registrable Securities”).  The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to the Buyers and their respective counsel for comment not less than three business days prior to its filing or other submission. The Company shall pay all expenses incurred in connection with the registration of the Registrable Securities. Notwithstanding the foregoing, if the Company shall furnish to the Buyers a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the board of directors or a committee of the board of directors, it would be materially detrimental to the Company and its stockholders for such Registration Statement to be filed, then the Company shall have the right to defer such filing for a period of not more than sixty (60) days; provided, however, that the Company may not utilize this right more than once; provided, further that during such sixty (60) day period, the Company shall not file any registration statement pertaining to the public offering of any other securities of the Company. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event more than one hundred twenty (120) days after the Filing Deadline. The Company shall notify the Buyers by facsimile or email as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Buyers with copies of any related prospectus to be used in connection with the sale or other disposition of the shares of Common Stock covered thereby.

e.       Use of Proceeds. The Company shall use the proceeds from the sale of the Debentures for (i) repayment of the Company’s outstanding convertible debentures in the aggregate amount of $720,000 and its subordinated note in the principal amount of $75,000, and (ii) the remainder, if any, for working capital purposes only subject to customary restrictions. Absent the prior written approval of holders of a majority of the outstanding principal amount of the Debentures then outstanding, the Company shall not use any portion of the proceeds of the sale of the Debentures to (i) repay any indebtedness or other obligation of the Company incurred prior to the date of this Agreement outside of the debentures referenced above or the normal course of business, (ii) pay any dividends or redemption amount on any of the Company’s equity or equity equivalents, (iii) pay deferred compensation or any compensation to any of the directors or officers of the Company in excess of the rate or amount paid or accrued during the fiscal year ended December 31, 2019 (as base compensation and excluding any discretionary amounts), other than modest increases consistent with prior practice that are approved by the Company’s board of directors.

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f.       Available Shares. Commencing on the date of execution and delivery of this Agreement, the Company shall have and maintain authorized and reserved for issuance, free from preemptive rights, that number of shares equal to two hundred percent (200%) of the number of shares of Common Stock issuable based upon the conversion of the then-outstanding Debentures (including accrued interest thereon) as may be required to satisfy the conversion rights of the Buyers pursuant to the terms and conditions of the Debentures (for the avoidance of doubt, this shall be calculated based on the applicable conversion price that would result after the date that is 180 calendar days after the issuance date of the respective Debenture(s) regardless of the date of calculation) (without giving effect to the 4.99% limitation on ownership as set forth in the Debentures). The Company shall monitor its compliance with the foregoing requirements on an ongoing basis. If at any time the Company does not have available an amount of authorized and non-issued Shares required to be reserved pursuant to this Section, then the Company shall, without notice or demand by the Buyer, call within sixty (60) days of such occurrence and hold within ninety (90) days of such occurrence a special meeting of stockholders, for the sole purpose of increasing the number of shares authorized. The board of directors of the Company shall recommend to stockholders to vote in favor of increasing the number of Common Stock authorized at the meeting. The Company will use its best efforts to cause members of the Company’s management to vote all of their own shares in favor of increasing the number of Common Stock authorized at the meeting. If the increase in authorized shares is approved by the stockholders at the meeting, the Company shall implement the increase in authorized shares within one (1) business day following approval at such meeting. Alternatively, to the extent permitted by applicable law, in lieu of calling and holding a meeting as described above, the Company may, within thirty (30) days of the date when the Company does not have available an amount of authorized and non-issued Shares required to be reserved as described above, procure the written consent of stockholders to increase the number of shares authorized, and provide the stockholders with notice thereof as may be required under applicable law (including without limitation Section 14(c) of the Exchange Act and Regulation 14C thereunder). Upon obtaining stockholder approval as aforesaid, the Company shall cause the appropriate increase in its authorized shares of Common Stock within one (1) business day (or as soon thereafter as permitted by applicable law). Company’s failure to comply with these provisions will be an Event of Default (as defined in the Debentures).

g.       Reimbursement. If (i) any Buyer becomes a party defendant in any capacity in any action or proceeding brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if any Buyer is impleaded in any such action, proceeding or investigation by any Person, or (ii) any Buyer, other than by reason of its own gross negligence, willful misconduct or breach of law (as adjudicated by a court of law having proper jurisdiction and such adjudication is not subject to appeal), becomes a party defendant in any capacity in any action or proceeding brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if any Buyer is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company shall promptly reimburse any Buyer for its or their reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of any Buyer who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling Persons (if any), as the case may be, of any Buyer and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyer and any such Affiliate and any such Person. Except as otherwise set forth in the Transaction Documents, the Company also agrees that neither any Buyer nor any such Affiliate, partners, directors, agents, employees or controlling Persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents.

h.       Legal Opinions. In addition to the obligations above, the Company will instruct its counsel to provide the Transfer Agent and/or any Buyer, or their respective brokerage and/or clearing firm with all relevant legal opinions and other documentation requested by any Buyer in connection with the issuance of the Conversion Shares or the Restricted Stock, or the sale thereof, to confirm the share issuance(s) such that the Conversion Shares and/or Restricted Stock may be deposited with the applicable brokerage and/or clearing firm.

i.       No Payments to Affiliates or Related Parties.  So long as any of the Debentures remain outstanding, if the Debentures are in default, the Company shall not, absent the prior written consent of the holders of all Debentures then outstanding, make any payments to any of the Company’s or the subsidiaries’ respective Affiliates or related parties, including without limitation payments or prepayments of principal or interest accrued on any indebtedness or obligation in favor of Affiliates or related parties.  Notwithstanding anything to the contrary contained herein, the provisions of this Section 4(i) shall not apply to payments to businesses in which Affiliates have an interest, made in the ordinary course of business and consistent with past practice as disclosed in the SEC Documents.

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j.      Conversion of Deferred Compensation. After the Initial Closing Date, all deferred compensation amounts owed to the Company’s Chief Executive Officer will be converted into shares of Common Stock at a conversion price of $0.08 per share.

k.       Public Disclosure. Except to the extent required by applicable law, absent that Buyer’s prior written consent, the Company shall not reference the name of any Buyer in any press release, securities disclosure, business plan, marketing or funding proposal.

l.       Reserved.

m.  No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

n.       Corporate Existence. The Company will, so long as the Buyer beneficially owns any of the Securities, maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except in compliance with the terms of the Debenture.

o.       Approval Rights. For so long as forty percent (40%) of the Debentures issued pursuant to this Agreement are outstanding, the Company will not, without the consent of the holders of a majority of the outstanding principal amount of the Debentures: (i) issue equity linked securities with a variable market rate conversion ratio; (ii) create or authorize the creation of or issue any other security convertible into or exercisable for any equity security having rights, preferences or privileges senior to or on parity with the Debentures; or (iii) amend, alter or repeal any provision of the articles of incorporation or the by-laws of the Company in any manner that is adverse to the Debentures.

5.       Reserved.

6.       CLOSINGS.

a.       Initial Closing. Promptly upon the execution and delivery of copies of this Agreement and the accompanying Debentures representing at least the Minimum Offering Amount, and satisfaction of all conditions in Sections 7 and 8 herein (the “Initial Closing Date”), (A) the Company shall deliver to each Buyer executing this Agreement at that time the following: (i) a Debenture reflecting the purchased amount by such Buyer; (ii) a Warrant in the name of Buyer; (iii) duly executed counterparts of the Transaction Documents; and (iv) an officer’s certificate of the Company confirming the accuracy of the Company’s representations and warranties contained herein, and (B) each Buyer shall deliver to the Company the following: (x) the Minimum Closing Purchase Price for such Buyer and (y) duly executed counterparts of the Transaction Documents (as applicable).

b.       Subsequent Closings. At any time after the Initial Closing Date and until such time as the Company has issued Debentures equal to the Maximum Offering Amount, subject to the mutual agreement of the Buyer(s) executing this Agreement at that time and the Company, and subject to satisfaction of the conditions set forth in Sections 7 and 8, (each, a “Subsequent Closing Date”) (A) the Company shall deliver to each Buyer executing this Agreement at that time the following: (i) a Debenture reflecting the purchased amount by such Buyer; (ii) a Warrant in the name of Buyer; and (iii) an officer’s certificate of the Company confirming, as of the Subsequent Closing Date, the accuracy of the Company’s representations and warranties contained herein as of the Subsequent Closing Date, and (B) each Buyer shall deliver to the Company the following: (i) the Purchase Price for such Buyer; (ii) duly executed Joinder; and (iii) the duly executed counterparts of the applicable Transaction Documents.

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c.       Location and Time of Closings. Each Closing shall be deemed to occur on the related Closing Date at the office of the Company or its designee and shall take place no later than 5:00 P.M., east coast time, on such day or such other time as is mutually agreed upon by the Company and the Buyers.

7.       CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The Company’s obligation to sell the Debentures to the Buyers pursuant to this Agreement on each Closing Date is conditioned upon:

a.       Purchase Price; Transaction Documents. Delivery to the Company of good funds as payment in full of the respective Purchase Price for the Debentures at each Closing in accordance with this Agreement and execution and delivery by each Buyer of the Transaction Documents to which it is a party;

b.       Representations and Warranties; Covenants. The accuracy on the Closing Date of the representations and warranties of each Buyer contained in this Agreement, each as if made on such date, and the performance by each Buyer on or before such date of all covenants and agreements of each Buyer required to be performed on or before such date; and

c.       Laws and Regulations; Consents and Approvals. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

8.       CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

Each Buyer’s obligation to purchase the Debentures at each Closing is conditioned upon:

a.       Transaction Documents. The execution and delivery of this Agreement and all other Transaction Documents by the Company;

b.       Debenture(s). Delivery by the Company to each Buyer of the Debentures to be purchased in accordance with this Agreement;

c.       Section 4(a)(2) Exemption. The Debentures and the Conversion Shares shall be exempt from registration under the Securities Act, pursuant to Section 4(a)(2) thereof;

d.        DWAC Status. The Common Stock shall be DWAC Operational;

e.       Representations and Warranties; Covenants. The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

f.       Reserved.

g.       Legal Proceedings. There shall be no litigation, criminal or civil, regulatory impairment or other legal and/or administrative proceedings challenging or seeking to limit the Company’s ability to issue the Securities or the Common Stock;

h.       Corporate Resolutions. Delivery by the Company to each Buyer of a copy of resolutions of the Company’s board of directors, approving and authorizing the execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby in the form attached hereto as Exhibit C (the “Resolutions”);

i.       Officer’s Certificate. Delivery by the Company to the Buyer of a certificate of the Chief Executive Officer of the Company in the form attached hereto as Exhibit D;

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j.       Search Results. Delivery by the Company to the Buyers of copies of UCC search reports, issued by the Secretary of State of Nevada, dated such a date as is reasonably acceptable to the Buyers, listing all effective financing statements which name the Company under its present name and any previous names, as debtor, together with copies of such financing statements;

k.       Certificate of Good Standing. Delivery by the Company to the Buyers of a copy of a certificate of good standing with respect to the Company, issued by the Secretary of State of the State of Nevada, dated such a date as is reasonably acceptable to each Buyer, evidencing the good standing thereof;

l.       Laws and Regulations; Consents and Approvals. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

m.       Adverse Changes. From and after the date hereof to and including each Closing Date, (i) the trading of the Common Stock shall not have been suspended by the SEC, FINRA, or any other governmental or self-regulatory organization, and trading in securities generally on the principal market therefor shall not have been suspended or limited, nor shall minimum prices been established for securities traded on the principal market therefor; (ii) there shall not have occurred any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Buyers makes it impracticable or inadvisable to purchase the Debentures.

9.       GOVERNING LAW; MISCELLANEOUS.

a.       MANDATORY FORUM SELECTION.  ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH THE AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THE AGREEMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE FEDERAL COURTS LOCATED IN Monroe COUNTY, New York.  THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENTLY WITH NEW YORK LAW.

b.       Governing Law. Except in the case of the Mandatory Forum Selection clause above, this Agreement shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without giving effect to the choice of law provisions. To the extent determined by the applicable court described above, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Documents.

c.       Waivers. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d.       Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

e.       Construction. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

f.       Facsimiles; E-mails. A facsimile or email transmission of this signed Agreement or a Notice of Conversion under the Debentures shall be legal and binding on all parties hereto. Such electronic signatures shall be the equivalent of original signatures.

g.       Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

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h.       Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

i.       Enforceability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

j.       Amendment. This Agreement may be amended only by the written consent of the holders of a majority of the outstanding principal amount of the Debentures and an instrument in writing signed by the Company.

k.       Entire Agreement. This Agreement, together with the other Transaction Documents, supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

l.       No Strict Construction. This Agreement shall be construed as if both Parties had equal say in its drafting, and thus shall not be construed against the drafter.

m.       Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.       NOTICES.

Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

a.       the date delivered, if delivered by personal delivery as against written receipt therefor or by facsimile or email transmission,

b.       the third (3rd) business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

c.       the first (1st) business day after deposit with a recognized courier service (e.g. FedEx, UPS, DHL, US Postal Service) for delivery by next-day express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days’ advance written notice similarly given to each of the other parties hereto):

COMPANY:	VerifyMe, Inc. 75 S. Clinton Ave., Suite 510 Rochester, NY 14604 Attention: Patrick White, Chief Executive Officer Email: patrick@verifyme.com
With copies to (which shall not constitute notice): Harter Secrest & Emery LLP 1600 Bausch & Lomb Place Rochester, NY 14604 Attention: Alexander R. McClean Email: amcclean@hselaw.com
BUYER:	At the Address on the Signature Page Hereof

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11.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company’s representations and warranties herein shall survive for so long as any Debentures are outstanding, and shall inure to the benefit of each Buyer, its successors and assigns.

12.       FEES; EXPENSES. Each party agrees to bear its own fees and expenses in connection with the transactions contemplated herein.

[Signature Pages Follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the Company as of the date first set forth above.

COMPANY:

VERIFYME, INC.

By:	/s/ Patrick White
Name: Patrick White
Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

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 IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer as of the date first set forth above.

BUYER:

(Print Name)

(Signature)

(Title/Capacity)

(Address)

(Tax ID Number)

(Telephone Number)

 AMOUNT OF DEBENTURES PURCHASED:

$

[Signature Page to Securities Purchase Agreement]

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Schedules to the Securities Purchase Agreement

SCHEDULE 3(c)

OPTIONS, WARRANTS, PREFERRED STOCK AND DEBENTURES
OUTSTANDING AS OF FEBRUARY 5, 2020

DESCRIPTION	AMOUNT
Stock Options	17,913,529

Warrants	22,262,608

Series B Convertible Preferred Stock	0.85

Debentures (Principal Amount)	$720,000

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EXHIBITS

Exhibit A	FORM OF DEBENTURE

Exhibit B	FORM OF JOINDER

Exhibit C	FORM OF RESOLUTIONS OF THE BOARD OF DIRECTORS

Exhibit D	FORM OF OFFICER’S CERTIFICATE

Exhibit E	FORM OF WARRANT

Exhibit F	FORM OF SECURITY AGREEMENT

Exhibit G	ACCREDITED INVESTOR QUESTIONNAIRE

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